                                                           POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints THOMAS C. CASTANO, and C.
CHRISTOPHER SPRAGUE, and each of them severally, his true and lawful attorney-in-fact to sign in his name, place and stead, in any and all capabilities, where applicable: registration statements filed by Pruco Life Insurance Company of New Jersey with the
Securities and Exchange Commission, under the Investment Company Act of 1940 and/or the Securities Act of 1933 (including any pre-effective amendments and post-effective amendments thereto), and pertaining to the Prudential Premier Variable Annuity Series issued by the Pruco Life of New Jersey Flexible Premium Variable Annuity Account.

IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of October 2007.

                                                                  /s/Scott G. Sleyster
                                                                     Scott G. Sleyster
                                                                     Director